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                                                                     EXHIBIT 3.1


                                    FORM OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                YELLOWBRIX, INC.

                           --------------------------

              The undersigned David Hoppmann and _______________ hereby certify that:

       ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

       TWO: That the name of said corporation is YellowBrix, Inc. Said corporation was originally incorporated pursuant to the General Corporation Law on October 1, 1997 under the name BizWatch, Inc., changed its name to NewsReal, Inc. on February 3, 1998 and changed its name to YellowBrix, Inc. on __________, 2000.

       THREE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:


                  FIRST:   The name of the corporation is YELLOWBRIX, INC.

                  SECOND: The address of the registered office of this corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD:   The purpose of the corporation is to engage in any
         lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code 1953, as amended (the "GCL").

                  FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is One Hundred Ten Million (110,000,000) shares, of which 100,000,000 shares shall be Common Stock and 10,000,000 shares shall be Preferred Stock, with both Common and Preferred Stock having a par value of $.001 per share.

                       A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof



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                  then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.


                           B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

                           C. Series A Convertible Preferred Stock. Pursuant to this Article Fourth, the corporation has established a series of 500,000 shares of convertible preferred stock known as the Series A Convertible Preferred Stock and has the designation, rights, preferences, powers, restrictions and limitations set forth in Annex A attached hereto.

                  FIFTH:         Classification of Board of Directors. Upon the
         consummation of the corporation's initial public offering of its Common Stock, directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Class I directors shall serve until the 2001 Annual Meeting of Stockholders, Class II directors shall serve until the 2002 Annual Meeting of Stockholders and Class III directors shall serve until the 2003 Annual Meeting of Stockholders. At each annual meeting of stockholders beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of the class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and qualified. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors of the Board of Directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, or a sole remaining director and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected



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         shall not be divided into classes pursuant to this paragraph Fifth and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provision of this paragraph Fifth in each case unless expressly provided by such terms.

                  SIXTH:     The corporation is to have perpetual existence.

                  SEVENTH:   In furtherance and not in limitation of the powers
         conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation. Notwithstanding anything in this Certificate of Incorporation to the contrary, paragraphs Eleventh and Twelfth of this Certificate of Incorporation may not be repealed or amended in any respect, and no provision inconsistent therewith may be adopted by the stockholders unless such action is approved by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of all classes and series of the corporation entitled to vote generally in the election of the corporation's directors.

                  EIGHTH:    Meetings of stockholders may be held within or
         without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision of the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

                  NINTH:     Whenever a compromise or arrangement is proposed
         between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
         Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  TENTH:     The corporation reserves the right to amend, alter,
         change or repeal any provision contained in this Certificate of Incorporation, in the manner now or



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         thereafter prescribed by statute, and all rights conferred on the stockholders herein are granted subject to this reservation.

                  ELEVENTH. The corporation shall indemnify each person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or another enterprise at the request of the predecessor corporation to the fullest extent permitted by Section 145 of the GCL, as amended. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and such indemnification shall continue as to a person who has ceased to be such a person and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Any amendment, repeal or modification of the foregoing provisions of this paragraph Tenth shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

                  TWELFTH:   A director of this corporation shall not be
         personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.


         FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with
Section 228 of the General Corporation Law.


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         FIVE: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.








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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been executed by the President and the Secretary of this corporation on this ___ day of _______, 2000.



                                  ---------------------------------
                                  DAVID HOPPMANN
                                  PRESIDENT


                                  ---------------------------------

                                  SECRETARY







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